Exhibit 6.4

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of November 17, 2025, is made by 20/20 Biolabs, Inc., a Delaware corporation (“Debtor”), in favor of STREETERVILLE CAPITAL, LLC, a Utah limited liability company (the “Secured Party”).

A.	Debtor issued to Secured Party a certain Secured Convertible Promissory Note No.1 of even date herewith, as may be amended from time to time (the “Note”), pursuant to a certain Securities Purchase Agreement of even date herewith by and between Debtor and Secured Party (the “Purchase Agreement”).

B.	In order to induce Secured Party to extend credit under the Note and that certain Secured Convertible Promissory Note No. 2 that may be issued under the Purchase Agreement (collectively, the “Notes”), Debtor has agreed to enter into that certain Security Agreement of even date herewith by and between Debtor and Secured Party (the “Security Agreement”) and to grant Secured Party a security interest in certain “Collateral” as defined in the Security Agreement.

C.	Under the terms of the Security Agreement, Debtor has granted to the Secured Party a security interest in, among other property, certain intellectual property of the Debtor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Debtor hereby pledges and grants to Secured Party a security interest in and to all of the right, title, and interest of such Debtor in, to, and under the following (the “IP Collateral”):

(a) the patents, patent applications and trademarks set forth on Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof, and amendments thereto;

(b) the trademark registrations and applications set forth on Schedule 1 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof;

(c) all rights of any kind whatsoever of Debtor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(d) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(e) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Debtor authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office to record and register this IP Security Agreement upon request by the Secured Party.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, the Purchase Agreement, the Notes and all other documents related thereto and entered into in connection therewith (the “Loan Documents”), which are hereby incorporated by reference. The provisions of the Loan Documents shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the IP Collateral are as provided by the Loan Documents and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. General Representations and Warranties. In addition to those representations and warranties made in the Security Agreement, Debtor hereby represents and warrants to Secured Party that:

(a) Debtor owns, has independently developed, and has the valid right to encumber use, possess, develop, sell, license, copy, distribute, market, advertise and/or dispose of all IP Collateral.

(b) The IP Collateral does not infringe, whether indirectly (e.g., contributorily or by induced infringement) or directly, upon any copyright, trademark, trade dress, trade secret or patent or other proprietary or intellectual property right of any third party in the United States or in any country or jurisdiction worldwide, and that no third party in the United States or in any country or jurisdiction worldwide has made any infringement or misappropriation claims against Debtor regarding the IP Collateral.

(c) The IP Collateral is free and clear of any liens or other encumbrances.

(d) All applications and registrations related to the IP Collateral are valid, enforceable, subsisting, and have not expired, been revoked or cancelled for failure to prosecute, and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Debtor.

(e) Debtor has not assigned any right, title or interest in the IP Collateral to any third party.

(f) There is no pending or threatened claim or litigation contesting the validity or ownership of the IP Collateral. There is no legitimate basis for any such claim, nor has Debtor received any notice asserting that any IP Collateral or the proposed encumbrance, use, sale, license or disposition thereof conflicts or shall conflict with the rights of any other party, nor is there any legitimate basis for any such assertion.

(g) Debtor represents and warrants to Secured Party that Schedule 1 attached hereto is a true, complete and accurate list of all patents, patent applications, trademarks and trademark applications owned by Debtor.

5. Execution in Counterparts. This IP Security Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic signature (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. This IP Security Agreement may be assigned by Secured Party to its affiliates that are permitted assignees of the Notes, upon prior written notice to Debtor, without the need to obtain Debtor’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents (as defined in the Purchase Agreement) as though an original party thereto. Except as set forth above, neither Secured Party nor Debtor may assign its rights or obligations under this IP Security Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of the other party, and any such attempted assignment or delegation shall be null and void.

7. Governing Law; Arbitration. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Utah, without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction), and will be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as an exhibit to the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Debtor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

20/20 BIOLABS, INC.

	By:	/s/ Jonathan Cohen
Jonathan Cohen, CEO

Address for Notices:

9430 Key West Avenue, Suite 100
Rockville, Maryland 20850

AGREED TO AND ACCEPTED:

STREETERVILLE CAPITAL, LLC

	By:	/s/ John M. Fife
John M. Fife, President

Address for Notices:

297 Auto Mall Drive #4
St. George, Utah 84770

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE 1

PATENTS

Application/ Patent No.	Filing/ Issue Date	Title	Priority Information	Jurisdiction	Record Owners (Applicant)	Inventors	Status
US9753043B2	12/18/2012/ 9/5/2017	Methods and algorithms for aiding in the detection of cancer	Priority to US13/718,457	US	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Active
CA2799163A1	12/18/2021	Methods and algorithms for aiding in the detection of cancer	N/A	Canada	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Pending
US20230393150A1	08/17/2023	Methods and algorithms for aiding in the detection of cancer	Priority to US18/451,792	US	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Pending
US10156575B2	4/10/2017/ 12/18/2018	METHODS AND ALGORITHMS FOR AIDING IN THE DETECTION OF CANCER	Priority to US15/483,218	US/Canada	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Active
US9753043B2	12/18/2012/ 09/05/2017	METHODS AND ALGORITHMS FOR AIDING IN THE DETECTION OF CANCER	Priority to US13/718,457	US	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Active
CA2799163A1	12/18/2012	METHODS AND ALGORITHMS FOR AIDING IN THE DETECTION OF CANCER	N/A	Canada	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Pending
US11733249B2	11/12/2018/ 8/22/2023	METHODS AND ALGORITHMS FOR AIDING IN THE DETECTION OF CANCER	Priority to US16/186,953 Priority to US18/451,792	US/Canada	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Active
US20190178895A1	11/12/2018/ 08/22/2023	Methods and algorithms for aiding in the detection of cancer	Priority to US16/186,953 Priority to US18/451,792	US	20 20 GeneSystems Inc	Michael Lebowitz, Ronald Shore	Active

Application/ Patent No.	Filing/ Issue Date	Title	Priority Information	Jurisdiction	Record Owners (Applicant)	Inventors	Status
WO2017173428A1	04/01/2017/ 10/5/2017	Methods and compositions for aiding in distinguishing between benign and maligannt radiographically apparent pulmonry nodules	Priority to US16/089,369 Priority to CN202410245508.1A Priority to CN201780033631.5A Priority to US17/235,832	US	20 20 GeneSystems Inc	Jonathan Cohen, Victoria Doseeva, Peichang SHI	Ceased
CN109478231A	4/1/2017	Methods and compositions for aiding in distinguishing between benign and maligannt radiographically apparent pulmonry nodules	Priority to CN202410245508.1A	China	20 20 GeneSystems Inc	Jonathan Cohen, Victoria Doseeva, Peichang SHI	Pending
CN118522390A	04/01/2017	Methods and compositions for aiding in distinguishing between benign and maligannt radiographically apparent pulmonry nodules	N/A	China	20 20 GeneSystems Inc	Jonathan Cohen, Victoria Doseeva, Peichang SHI	Pending
US11621080B2	06/08/2017/ 04/04/2023	Methods and machine learning systems for predicting the likelihood or risk of having cancer	Priority to US15/617,899	US / China	20 20 GeneSystems Inc	Jonathan Cohen, Jodd Readick, Victoria Doseeva, Peichang SHI, Jose Miguel Flores-Fernandez	Active
WO2016094330A2	12/07/2015	Methods and machine learning systems for predicting the liklihood or risk of having cancer	Priority to US15/617,899 Priority to US18/130,426 Priority to US18/779,031	WIPO	20 20 GeneSystems Inc	Jonathan Cohen, Jodd Readick

Application/ Patent No.	Filing/ Issue Date	Title	Priority Information	Jurisdiction	Record Owners (Applicant)	Inventors	Status
CN117672539A	06/08/2018	Methods and machine learning systems for predicting the likelihood or risk of having cancer	N/A	China	20 20 GeneSystems Inc	Jonathan Cohen, Jodd Readick, Victoria Doseeva, Peichang SHI, Jose Miguel Flores-Fernandez	Pending
CN118675758A	06/08/2018	Methods and machine learning systems for predicting the likelihood or risk of having cancer	N/A	China	20 20 GeneSystems Inc	Jonathan Cohen, Jodd Readick, Victoria Doseeva, Peichang SHI, Jose Miguel Flores-Fernandez	Pending
CN109036571B	06/08/2018/ 03/05/2024	Methods and machine learning systems for predicting the likelihood or risk of having cancer	Priority to CN202410156087.5A Priority to CN202311234698.9A	China	20 20 GeneSystems Inc	Jonathan Cohen, Jodd Readick, Victoria Doseeva, Peichang SHI, Jose Miguel Flores-Fernandez	Active
US12051509B2	04/04/2023/ 07/30/2024	Methods and machine learning systems for predicting the likelihood or risk of having cancer	Priority to US18/130,426 Priority to US18/779,031	US	20 20 GeneSystems Inc	Jonathan Cohen, Jodd Readick, Victoria Doseeva, Peichang SHI, Jose Miguel Flores-Fernandez	Active
US20250087364A1	07/21/2024	Methods and machine learning systems for predicting the likelihood or risk of having cancer	Priority to US18/779,031	US	20 20 GeneSystems Inc	Jonathan Cohen, Jodd Readick, Victoria Doseeva, Peichang SHI, Jose Miguel Flores-Fernandez	Pending
US20250316339A1	01/07/2025	Cancer classifier models, machine learning systems and methods of use	Priority to US19/012,759	US / China / Japan	Individual	Jonathan Cohen, Victoria Doseeva, Peichang SHI	Pending

Application/ Patent No.	Filing/ Issue Date	Title	Priority Information	Jurisdiction	Record Owners (Applicant)	Inventors	Status
JP7431760B2	07/01/2019/ 02/15/2024	Cancer classifier models, machine learning systems and methods of use	Priority to JP2024013344A	Japan	20 20 GeneSystems Inc	Jonathan Cohen, Victoria Doseeva, Peichang SHI	Active
CN112970067A	07/01/2019	Cancer classifier models, machine learning systems and methods of use	N/A	China	20 20 GeneSystems Inc	Jonathan Cohen, Victoria Doseeva, Peichang SHI	Pending
JP2024104300A	01/31/2024	Cancer classifier models, machine learning systems and methods of use	N/A	Japan	20 20 GeneSystems Inc	Jonathan Cohen, Victoria Doseeva, Peichang SHI	Pending
WO2021247577A1	06/01/2021	Methods and software systems to optimize and personalize the frequency of cancer screening blood tests	Priority to US18/007,725	US	20 20 GeneSystems Inc	Jonathan Cohen, Michael Lebowitz, Jiming Zhou, Hsin-Yao Wang	Ceased
US20230223145A1	06/01/2021	Methods and software systems to optimize and personalize the frequency of cancer screening blood tests	Priority to US18/007,725	US	20 20 GeneSystems Inc	Jonathan Cohen, Michael Lebowitz, Jiming Zhou, Hsin-Yao Wang	Pending
WO2022015700A1	07/13/0221	Universal pan cancer classifier models, machine learning systems and methods of use	Priority to CN202180062765.6A Priority to US18/005,560	US	20 20 GeneSystems Inc	Peichang SHI, Michael Lebowitz, Jiming Zhou	Ceased
US20230263477A1	07/13/2021	Universal pan cancer classifier models, machine learning systems and methods of use	Priority to US18/005,560	US	Hyundai Steel Co, 20 20 GeneSystems Inc	Peichang SHI, Michael Lebowitz, Jiming Zhou	Pending
CN116709971A	7/13/2021	Generic pan-cancer classifier model, machine learning system and method of use	N/A	China	20 20 GeneSystems Inc	Peichang SHI, Michael Lebowitz, Jiming Zhou	Pending

TRADEMARKS

Mark	Country	Appl. / Reg. No.	Filing / Reg. Date	Goods / Services	Owner	Status
BIOCHECK	US	3207428	03/30/2005 / 02/13/2007	Chemical analysis kits, comprised of a chemical reagent for determining the presence of protein and pH, swabs for protein detection and pH determination, a control swab, and an instruction sheet for use in rapid screening for the presence of biohazardous material used as bioterrorism agents	20/20 GeneSystems, Inc.	Active
HEALTHY AGING, INSIDE AND OUT	US	99132893	4/11/2025	Cosmetic lotions; anti-aging skin creams; anti-wrinkle creams; anti-aging lotions; facial lotions; skin lotions; non-medicated skin creams; gels for cosmetic purposes.	20/20 GeneSystems, Inc.	Pending
OneTest	US			Multi-Cancer Early Detection Blood Testing		Pending